Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Quarterly Report of Wireless Age Communications, Inc. (the “Registrant”) on Form 10-Q/A Amendment No. 1 for the period ending September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, John G. Simmonds, Chief Executive Officer of the Registrant, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Wireless Age Communications, Inc.

Date: February 6, 2009	By:	/s/John G. Simmonds
Name: John G. Simmonds
Title : Principal Executive Officer CEO, Director and Chairman of the Board